Vitacost.com Announces Results for the Third Quarter 2012

Revenue Up 30% Year-Over-Year with Continued Strength in New Customers and Order Growth

Total Active Vitacost.com Customers of 1.6 Million

BOCA RATON, Fla., November 7, 2012 – Vitacost.com, Inc. (NASDAQ:VITC), a leading online retailer of health and wellness products, reported financial results for the third quarter ended September 30, 2012. The Company reported a 37% year-over-year increase in the number of shipped orders, as total new customers grew 76% for the third quarter of 2012. Excluding sales from Amazon.com, the number of shipped orders increased 30% year-over-year, with new customers up 59% driven by strong results from the Company’s marketing initiatives.

The Company reported net sales of $82.2 million for the third quarter of 2012, a 30% increase from net sales of $63.5 million for the third quarter of 2011. Excluding a $0.1 million loss on the sale of inventory related to the Company’s manufacturing divestiture in August 2012, gross profit increased 31% year-over-year to $18.9 million. Non-GAAP adjusted EBITDA for the third quarter of 2012 was a loss of $3.1 million compared to a loss of $1.3 million in the third quarter of 2011. The Company reported an operating loss of $5.2 million compared to an operating loss of $5.4 million in the third quarter of 2011.

"We delivered another quarter of strong growth with sales up 30% compared to the third quarter of 2011 and we are especially pleased that our active customer base has grown to 1.6 million on our vitacost.com website,” stated Jeffrey Horowitz, Chief Executive Officer. “In the quarter we successfully completed the divestiture of our manufacturing operations and are already beginning to see the positive impact from this transaction. We have strengthened our balance sheet as we have reduced our inventory levels from the second quarter. Going forward, we remain focused on continuing to grow our customer base and improving the efficiency of our fulfillment operations along with our operating results.”

Third Quarter Financial Highlights

Customer Acquisition: The Company added 317,000 total new customers in the third quarter of 2012, an increase of 76% year-over-year. The Company added 236,000 new customers from its vitacost.com website, an increase of 59% year-over-year. This represents an increase of 10,000 customers over the second quarter of 2012.

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Active Customer Base: The Company ended the third quarter of 2012 with 2.0 million active customers, up 62% year-over-year. The number of active customers from the Company’s vitacost.com website was 1.6 million at the end of the third quarter, up 30% year-over-year.

Number of Shipped Orders: The Company shipped 1.2 million orders in the third quarter of 2012, up 37% year-over-year. The Company shipped 1.1 million orders generated from its vitacost.com website, up 30% year-over-year.

Average Order Value: The Company’s AOV from its vitacost.com website was $74.32, a 2% decline year-over-year, and excluding Refer-A-Friend, AOV was flat year-over-year. Total AOV for the third quarter of 2012 was $69.98, a decline of 6% year-over-year.

Gross Margin: Gross margin was 22.9% in the third quarter of 2012, excluding a $0.1 million loss on the sale of inventory related to the Company’s manufacturing divestiture completed in August 2012, compared to 22.7% in the third quarter of 2011.

Fulfillment Expense: Fulfillment expense on a per order shipped basis increased 8% year-over-year, excluding fees related to the Company’s freight savings program and a $0.1 million executive recruiting expense in the third quarter of 2011. As a percentage of sales, fulfillment expense was 10.3% for the third quarter of 2012 compared to 8.7% in the third quarter of 2011.

Sales & Marketing Expense: Sales and marketing expense was $8.0 million or 9.8% of sales in the third quarter of 2012, compared to $5.5 million or 8.7% of sales in the third quarter of 2011, which excludes $0.9 million in severance and executive recruiting expense. The Company’s direct customer acquisition costs for vitacost.com customers declined 11% year-over-year on a per customer basis.

Balance Sheet: The Company had cash and cash equivalents of $35.0 million as of September 30, 2012, an increase of $1.1 million from June 30, 2012.

E-Commerce Metrics

A copy of historical e-commerce metrics is available on the Company's website at http://investor.vitacost.com.

Conference Call Information

The Company will host a conference call to discuss these results and will provide additional comments and details at that time. Participating on the call will be Jeff Horowitz, the Company’s Chief Executive Officer and Brian Helman, the Company’s Chief Financial Officer.

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The conference call is scheduled to begin at 10:00 a.m. EDT on November 7, 2012. The call will be broadcast live over the Internet hosted on the Investor Relations section of Vitacost.com's website at http://investor.vitacost.com, and will be archived online through November 21, 2012. In addition, you may dial (877) 705-6003 to listen to the live broadcast.

A telephonic playback will be available from 1:00 p.m. EDT, November 7, 2012, through November 21, 2012. Participants can dial (877) 870-5176 to hear the playback. The pass code is 401757.

About Vitacost.com, Inc.

Vitacost.com, Inc. (Nasdaq:VITC) is a leading online retailer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs and other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, pet products, sports nutrition and health foods.  Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com.

Vitacost.com, Inc. strives to offer its customers the broadest selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which include statements regarding the Company’s future growth prospects and financial performance, the Company’s customer acquisition strategy and expectations regarding the pace of customer growth, and the expected positive impact from the divesture of the Company’s manufacturing operations involve known and unknown risks and uncertainties, which may cause the Company’s actual results in current or future periods to differ materially from those anticipated or projected herein. Those risks and uncertainties include, among other things, the current global economic downturn or recession; difficulty expanding the Company’s distribution facilities; significant competition in the Company’s industry; unfavorable publicity or consumer perception of the Company’s products on the Internet; the incurrence of material product liability and product recall costs; inability to defend intellectual property claims; costs of compliance and the Company’s failure to comply with government regulations; the Company’s failure to keep pace with the demands of customers for new products; disruptions in the Company’s information technology systems; or the lack of long-term experience with human consumption of some of the Company’s products with innovative ingredients. Those and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the full year ended December 31, 2011 and in the Company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof.

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Discussion of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), Vitacost.com uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets. To adjust for the impact of certain matters in 2011 and 2012, the Company has further adjusted its EBITDA calculation to exclude the impact of stock-based compensation expense and expenses from certain legal actions, settlements and related costs, severance costs, and certain other charges and credits. These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s current financial performance. Management believes that adjusted EBITDA provides useful information to the Company and to investors by excluding certain items that may not be indicative of the Company’s core operating results. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Operating income (loss) is the closest financial measure prepared by the Company in accordance with GAAP in terms of comparability to adjusted EBITDA. Attached at the end of this release is a reconciliation of reported operating income (loss) determined under GAAP to the presentation of adjusted EBITDA.

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Vitacost.com, Inc.

Consolidated Balance Sheets

September 30, 2012 and December 31, 2011

(In thousands, except par value)

	As of
	September 30, 2012	December 31, 2011
Assets
Current Assets
Cash and cash equivalents	$35,007	$12,939
Accounts receivable, net	2,800	2,169
Inventory	31,214	34,822
Prepaid expenses	1,371	1,912
Other receivables	3,029	264
Other assets	74	2,344
Total current assets	73,495	54,450

Property and equipment, net	33,653	33,629

Restricted cash	225	225
Deposits	245	125
Goodwill	2,200	2,200
	2,670	2,550

Total assets	$109,818	$90,629

Liability and Stockholders' Equity
Current Liabilities
Accounts payable	27,340	30,250
Deferred revenue	4,453	4,573
Accrued expenses	8,403	6,425
Total current liabilities	40,196	41,248

Deferred tax liability	336	574
Total liabilities	$40,532	$41,822

Commitments and Contingencies

Stockholders' Equity
Preferred stock, par value $.00001 per share; authorized 25,000;
no shares issued and outstanding	-	-
Common stock, par value $.00001 per share; authorized 100,000;
33,410 and 27,975 shares issued and outstanding at
September 30, 2012, and December 31, 2011, respectively	-	-
Additional paid-in capital	108,476	76,262
Warrants	4,262	-
Accumulated deficit	(43,452)	(27,455)
Total stockholders' equity	69,286	48,807
Total liabilities and stockholders' equity	$109,818	$90,629

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Vitacost.com, Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share)

(Unaudited)

	Three Months Ended
	September 30, 2012			September 30, 2011
	As		Excluding	As		Excluding
	Reported	Adjustments	Adjustments	Reported	Adjustments	Adjustments

Net Sales	$82,218		$82,218	$63,456		$63,456

Cost of Goods Sold	63,453	102	63,351	49,024		49,024
Gross Profit	18,765		18,867	14,432		14,432

Fulfillment	8,476		8,476	5,603	94	5,509
Sales & Marketing	8,017		8,017	6,391	892	5,499
General & Administrative	7,478	(89)	7,567	7,797	807	6,990
Total Operating Expenses	23,971		24,060	19,791		17,998

Operating Loss	(5,206)		(5,193)	(5,359)		(3,566)

Other Income	78		78	11		11

Loss Before Income Taxes	(5,128)		(5,115)	(5,348)		(3,555)
Income Tax (Expense) Benefit	(13)	-	(13)	7	-	7

Net Loss	$(5,141)		$(5,128)	$(5,341)		$(3,548)

EPS
Basic	$(0.15)		$(0.15)	$(0.19)		$(0.13)
Fully Diluted	$(0.15)		$(0.15)	$(0.19)		$(0.13)

Basic Shares Outstanding	33,364		33,364	27,836		27,836
Fully Diluted Shares Outstanding*	33,364		33,364	27,836		27,836

*The inclusion of common stock equivalents in the calculation of diluted earnings per share during the periods was anti-dilutive

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Vitacost.com, Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share)

(Unaudited)

	Nine Months Ended
	September 30, 2012			September 30, 2011
	As		Excluding	As		Excluding
	Reported	Adjustments	Adjustments	Reported	Adjustments	Adjustments

Net Sales	$245,688		$245,688	$193,109		$193,109

Cost of Goods Sold	188,783	102	188,681	148,837	(454)	149,291
Gross Profit	56,905		57,007	44,272		43,818

Fulfillment	24,692	-	24,692	15,639	94	15,545
Sales & Marketing	25,153	-	25,153	16,767	892	15,875
General & Administrative	23,147	480	22,667	23,125	2,536	20,589
Total Operating Expenses	72,992		72,512	55,531		52,009

Operating Loss	(16,087)		(15,505)	(11,259)		(8,191)

Other Income	129		129	36		36

Loss Before Income Taxes	(15,958)		(15,376)	(11,223)		(8,155)
Income Tax Expense	(39)	-	(39)	(40)	-	(40)

Net Loss	$(15,997)		$(15,415)	$(11,263)		$(8,195)

EPS
Basic	$(0.49)		$(0.48)	$(0.41)		$(0.29)
Fully Diluted	$(0.49)		$(0.48)	$(0.41)		$(0.29)

Basic Shares Outstanding	32,414		32,414	27,806		27,806
Fully Diluted Shares Outstanding*	32,414		32,414	27,806		27,806

*The inclusion of common stock equivalents in the calculation of diluted earnings per share during the periods was anti-dilutive

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Vitacost.com - Revenue by Product Line

($ in 000s)

	Three Months Ended September 30,
	2012	2011
Third-party products	$61,492	$46,753
Proprietary products	17,846	14,679
Freight	2,881	2,024
Net sales	$82,218	$63,456

	Nine Months Ended June 30,
	2012	2011
Third-party products	$181,303	$139,854
Proprietary products	54,852	46,650
Freight	9,533	6,605
Net sales	$245,688	$193,109

Vitacost.com Reconciliation of GAAP Operating Income to Adjusted EBITDA

To supplement the consolidated financial statements presented in accordance with GAAP, Vitacost.com uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets. To adjust for the impact of certain matters in 2011 and 2012, the Company has further adjusted its EBITDA calculation to exclude the impact of stock-based compensation expense and expenses from certain legal actions, settlements and related costs, severance costs, and certain other charges and credits. These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s current financial performance. Management believes that adjusted EBITDA provides useful information to the Company and to investors by excluding certain items that may not be indicative of the Company’s core operating results. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Operating income (loss) is the closest financial measure prepared by the Company in accordance with GAAP in terms of comparability to adjusted EBITDA. Below is a reconciliation of reported operating income (loss) determined under GAAP to the presentation of adjusted EBITDA.

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Adjusted EBITDA Calculation ($ in 000s)

	Three Months Ended September 30,
	2012	2011
Reported operating (loss) income	$(5,206)	$(5,359)
Depreciation and amortization	1,622	1,543
Stock-based compensation Expense	469	770
Adjustments:
- Loss on sale of inventory for manufacturing divestiture	102
- Severance/recruiting for executives	199	1,125
- Additional legal/consulting expenses	(289)	669

Adjusted EBITDA	$(3,103)	$(1,252)

	Nine Months Ended June 30,
	2012	2011
Reported operating (loss) income	$(16,087)	$(11,259)
Depreciation and amortization	4,764	4,569
Stock-based compensation Expense	1,524	1,112
Adjustments:
- Loss on sale of inventory for manufacturing divestiture	102
- Severance/recruiting for executives	473	1,125
- Financing fees	161
- Credit from shipping provider		(454)
- Additional legal/consulting expenses	(153)	2,399

Adjusted EBITDA	$(9,216)	$(2,508)

Investor Contact:

Vitacost.com

Kathleen Reed

Director of Investor Relations

561.982.4180

ICR, Inc.

John Mills

Senior Managing Director

310.954.1105

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